Exhibit 10.13
LESSOR’S CHECKLIST/SUMMARY

Parties:        Lessor:        VT Aviation Leasing LLC
        Lessee:        Douglas Elliman Inc.
Aircraft:    Make/Model:    Learjet Inc. 60
        Serial Number:    349
        Registration:    N62VG

Effective Date:    December 21, 2021
Term:         1 Year
Auto-Renewal (Check One)    Yes: X No: _____

Rental Type (Check One):    Monthly Rental:    ___
Please Read Section 3.2    Hourly Rental:         X

Rental Appraisal Date:    June 22, 2021
First Invoice Date:        _________________________
First Rent Payment Date:    _________________________

Subject to Sales/Use Tax (Check One)    Yes: X No: _____
If Yes:    Taxing State: Florida
    Vendor’s License No.:    _________________________
First Return Due Date:    _________________________

Complete, Executed Copies of Lease Provided to (Check when Provided):
Lessor: _____; Lessee: _____; GKG Law: _____; CPA/Accountant: _____

INSTRUCTIONS AND CHECKLIST FOR COMPLIANCE WITH
"TRUTH IN LEASING" REQUIREMENTS UNDER FAR § 91.23

Check When Complete:

_____    Within 24 hours after execution of this Aircraft Lease Agreement:
mail a copy of the executed document, without the Schedules to the following address via certified mail, return receipt requested:

Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125

_____    At least 48 hours prior to the first flight to be conducted under this Agreement:
deliver a completed Schedule C containing the departure airport and proposed time of departure of said first flight by facsimile to the Flight Standards
District Office located nearest the departure airport.

_____    Place a copy of this Aircraft Lease Agreement on board the aircraft.

    This AIRCRAFT LEASE AGREEMENT (the "Agreement") is entered into as of 21st day of December, 2021 (the "Effective Date"), by and between VT Aviation Leasing LLC, a Delaware limited liability company ("Lessor"), and Douglas Elliman Inc., a Delaware Corporation ("Lessee").

W I T N E S S E T H:

WHEREAS, title to the Aircraft described and referred to herein is held by Lessor;

WHEREAS, Lessee desires to lease from the Lessor, and Lessor desires to lease to Lessee, the Aircraft, without crew, upon and subject to the terms and conditions of this Agreement;

WHEREAS, Lessee intends to operate the Aircraft under Part 91 of the FAR within the scope of and incidental to its own business and for personal use; and

    WHEREAS, during the term of this Agreement, the Aircraft will be subject to concurrent leases to one (1) or more Other Non-Exclusive Lessee(s).

    NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    DEFINITIONS

1.1    The following terms shall have the following meanings for all purposes of this Agreement:

"Aircraft" means the Airframe, the Engines, the Parts, and the Aircraft Documents. The Engines shall be deemed part of the "Aircraft" whether or not from time to time attached to the Airframe or removed from the Airframe.

"Aircraft Documents" means all flight records, maintenance records, historical records, modification records, overhaul records, manuals, logbooks, authorizations, drawings and data relating to the Airframe, any Engine, or any Part, or that are required by Applicable Law to be created or maintained with respect to the maintenance and/or operation of the Aircraft.

"Airframe" means that certain Learjet Inc. 60 aircraft bearing U.S. registration number N62VG, and manufacturer's serial number 349, together with any and all Parts (including, but not limited to, landing gear and auxiliary power units but excluding Engines or engines) so long as such Parts shall be either incorporated or installed in or attached to the Airframe.

"Applicable Law" means, without limitation, all applicable laws, treaties, international agreements, decisions and orders of any court, arbitration or governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority, including, without limitation, the FAR and 49 U.S.C. § 41101, et seq., as amended.

"DOT" means the United States Department of Transportation or any successor agency.

"Engines" means two (2) Pratt & Whitney Canada model PW305A engines bearing manufacturer's serial numbers PCE-CA0534 and PCE-CA0558, together with any and all Parts so long as the same shall be either incorporated or installed in or attached to such Engine. Any engine which may be, from time to time, substituted for an Engine shall be deemed to be an Engine and subject to this Agreement for so long as it remains attached to the Airframe.

"FAA" means the Federal Aviation Administration or any successor agency.

"FSDO Notice" means an FSDO Notification Letter in the form of Schedule C attached hereto.

"Flight Hour" means one (1) hour of use of the Aircraft in flight operations, as recorded on the Aircraft hour meter and measured from the time the Aircraft takes off at the beginning of a flight, to the time the Aircraft lands at the end of a flight in one-tenth (1/10th) of an hour increments.

"FAR" means collectively the Aeronautics Regulations of the FAA and the DOT, as codified at Title 14, Parts 1 to 399 of the United States Code of Federal Regulations.

"Lien" means any mortgage, security interest, lease or other charge or encumbrance or claim or right of others, including, without limitation, rights of others under any airframe or engine interchange or pooling agreement, except for mechanics liens to be discharged in the ordinary course of business.

    "Operating Base" means Fontainebleau Aviation Airport, 14200 NW 42nd Avenue, Opa-locka, FL 33054.

    "Operational Control" has the same meaning given the term in Section 1.1 of the FAR.

"Other Non-Exclusive Lessee" means any other person or entity possessing a non-exclusive leasehold interest in the Aircraft either directly from Lessor or from any other tenants in common interest owner of the Aircraft.

"Parts" means all appliances, components, parts, instruments, appurtenances, accessories, furnishings or other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and includes replacement parts.

"Pilot in Command" has the same meaning given the term in Section 1.1 of the FAR.

    "Rent Payment Date" means the 15th day of each calendar month.

"Taxes" means all taxes of every kind (excluding any tax measured by or assessed against a taxpayer's income, including, without limitation, any income tax, gross income tax, net income tax, or capital gains tax) assessed or levied by any federal, state, county, local, airport, district, foreign, or other governmental authority, including, without limitation, sales taxes, use taxes, retailer taxes, federal air transportation excise taxes, federal aviation fuel excise taxes, and other similar duties, fees, and excise taxes.

    "Term" means the entire period from the Effective Date to the date this Agreement is terminated pursuant to Section 3.1.

SECTION 2.    LEASE AND DELIVERY OF THE AIRCRAFT

2.1    Lease. Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Aircraft, on the terms and conditions of this Agreement.

2.2    Delivery. The Aircraft shall be delivered to the Lessee on a mutually agreed date at the Operating Base, or such other location as the parties may mutually agree, and "AS IS," "WHERE IS," AND SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SECTION 4 HEREOF. Lessor shall not be liable for delay or failure to furnish the Aircraft pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God.

2.3    Non-Exclusivity. Lessee and Lessor acknowledge that the Aircraft is leased to Lessee on a non-exclusive basis, and that during the Term the Aircraft may be otherwise subject to lease to other lessees of Lessor. During any period during which another lessee of Lessor or any other person or entity leasing an interest in the Aircraft has scheduled use of the Aircraft, Lessee's leasehold rights to possession of the Aircraft under this Agreement shall temporarily abate, but all other provisions of this Agreement shall nevertheless continue in full force and effect.

2.4    Coordination with Other Non-Exclusive Lessees. Lessee and all Other Non-Exclusive Lessee(s) shall agree on terms and conditions pursuant to which Lessee and the Other Non-Exclusive Lessee(s) will share use and operation of the Aircraft, and which terms and conditions shall include, without limitation, the provisions addressing priority rights and procedures for scheduling use of the Aircraft; allocation of responsibility for servicing, storing, inspecting, maintaining, and repairing the Aircraft; allocation of responsibility for insuring the Aircraft; and allocation of responsibility for payment of costs and expenses of operating, insuring, servicing, storing, inspecting, maintaining, and repairing the Aircraft.

2.5    FSDO Notice. At least 48 hours prior to the first flight to be conducted under this Agreement, Lessee shall have completed the FSDO Notice, substantially in the form attached hereto as Schedule C, and delivered the completed FSDO Notice by facsimile to the FAA Flight Standards District Office located nearest to the departure airport of said first flight.

SECTION 3. TERM AND RENT

3.1    Term. This Agreement shall become effective on the Effective Date, and shall continue in effect for a period of one (1) year, unless terminated sooner pursuant to the express provisions herein contained. At the end of the first one (1) year period or any subsequent one (1) year period, this Agreement shall automatically be renewed for an additional one (1) year period. Each party shall have the right to terminate this Agreement without cause on thirty (30) days written notice to the other party.

3.2    Rent. Lessee shall pay rent in arrears in an amount equal to the Hourly Rent specified in Schedule A attached hereto for each Flight Hour of use of the Aircraft by Lessee. Within three (3) Business Days after the last day of each calendar month during the Term, Lessee shall provide to Lessor a written report of the total number of Flight Hours flown during the month just ended. As soon as reasonably practicable after receipt of each such written report, Lessor shall invoice Lessee in arrears for all Hourly Rent due for the month just ended, together with any Taxes or other amounts due and payable hereunder with respect to such calendar month. Lessee shall pay the full amount of any such invoice within ten (10) Business Days. All Hourly Rent, Taxes and other invoiced amounts shall be paid to the Lessor in immediately available U.S. funds and in form and manner as the Lessor in its sole discretion may instruct Lessee from time to time.

3.3    Taxes. Neither the rent nor any other payments to be made by Lessee under this Agreement includes the amount of any Taxes which may be assessed or levied by any taxing jurisdictions as a result of the lease of the Aircraft to Lessee, or the use of the Aircraft by Lessee, or the provision of a taxable transportation service by Lessee using the Aircraft. Lessee shall be responsible for, shall indemnify and hold harmless Lessor against, and Lessee shall pay all such Taxes when due. Lessee shall have the right to dispute or contest in good faith and at Lessee's sole expense the amount of any Taxes assessed or imposed directly against Lessee and/or Lessor. During the period that any such Taxes are being disputed or contested in good faith, payment of such Taxes in accordance with the terms of this Agreement may be delayed until a final determination of the amount due has been made.

SECTION 4.     REPRESENTATIONS AND WARRANTIES

4.1    Representations and Warranties of Lessee. Lessee represents and warrants as of the date hereof and during the entire Term hereof as follows:

    4.1.1    All pilots who operate the Aircraft for Lessee's flights shall have at least the minimum total pilot hours required by any policy of insurance covering the Aircraft and will meet or exceed all requirements under any policy of insurance covering the Aircraft, and all Applicable Law.

    4.1.2    Lessee is a validly organized corporation or limited liability company under the laws of the State of Delaware, and the person executing on behalf of Lessee has full power and authority to execute this Agreement on behalf of Lessee and by such execution shall bind Lessee under this Agreement.

4.1.3    No action, suit, or proceeding is currently pending or threatened against Lessee which shall in any material way affect Lessee's financial status as of the date thereof, or impair the execution, delivery, or performance by Lessee of this Agreement.

4.1.4    The execution and delivery of this Agreement by Lessee and the performance of its obligations hereunder have been duly authorized by all necessary corporate or limited liability company action, and do not conflict with any provision of Lessee's articles of organization, bylaws, operating agreement, any governmental regulations, or any other agreements that Lessee may now have with other parties.

4.1.5    Lessee is not subject to any restriction, which with or without the giving of notice, the passage of time, or both, prohibits or would be violated by or be in conflict with this Agreement.

4.1.6    Lessee will not permit the Aircraft to be operated in any unsafe manner or contrary to any manual or instructions for the Aircraft or in violation of the terms or conditions of any insurance policy covering the Aircraft or any Applicable Law.

4.2    Representations and Warranties of Lessor. Lessor represents and warrants as of the date hereof and during the entire Term hereof as follows:

    4.2.1    Lessor is a validly organized corporation or limited liability company under the laws of the State of Delaware, and the person executing on behalf of Lessor has full power and authority to execute this Agreement on behalf of Lessor and by such execution shall bind Lessor under this Agreement.

4.2.2    No action, suit, or proceeding is currently pending or threatened against Lessor which shall in any material way affect Lessor's financial status as of the date hereof, or impair the execution, delivery, or performance by Lessor of this Agreement.

4.2.3    The execution and delivery of this Agreement by Lessor and the performance of its obligations hereunder have been duly authorized by all necessary corporate or limited liability company action, and do not conflict with any provision of Lessor's articles of organization, bylaws, operating agreement, any governmental regulations, or any other agreements that Lessor may now have with other parties.

4.2.4    Lessor is not subject to any restriction, which with or without the giving of notice, the passage of time, or both, prohibits or would be violated by or be in conflict with this Agreement.

4.3    DISCLAIMER OF WARRANTIES. THE AIRCRAFT IS BEING LEASED BY THE LESSOR TO THE LESSEE HEREUNDER ON A COMPLETELY "AS IS," "WHERE IS," BASIS, WHICH IS ACKNOWLEDGED AND AGREED TO BY THE LESSEE. THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS SECTION 4 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND LESSOR HAS NOT MADE AND SHALL NOT BE CONSIDERED OR DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS AGREEMENT, OR HAVING ACQUIRED THE AIRCRAFT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS AGREEMENT OR OTHERWISE) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR TO ANY PART THEREOF, AND SPECIFICALLY, WITHOUT LIMITATION, IN THIS RESPECT DISCLAIMS ALL REPRESENTATIONS AND/OR WARRANTIES AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION AND CONDITION OF THE AIRCRAFT OPERATION, OR FITNESS FOR A PARTICULAR USE OF THE AIRCRAFT AND AS TO THE ABSENCE OF LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OR THE LIKE, HEREUNDER OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT OR ANY PART THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR

IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF. THE LESSEE HEREBY WAIVES, RELEASES, DISCLAIMS AND RENOUNCES ALL EXPECTATION OF OR RELIANCE UPON ANY SUCH AND OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF LESSOR AND RIGHTS, CLAIMS AND REMEDIES OF THE LESSEE AGAINST LESSOR, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO (I) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE, (II) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (III) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF LESSOR, ACTUAL OR IMPUTED, AND (IV) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

SECTION 5.    REGISTRATION, USE, OPERATION, MAINTENANCE AND POSSESSION

5.1    Title and Registration. Lessee acknowledges that Lessor owns all legal, beneficial, and equitable title to the Aircraft, and that said title shall remain vested in Lessor during the Term hereof. Lessee shall undertake, to the extent permitted by Applicable Law, to do all such further acts, deeds, assurances or things as may, in the opinion of the Lessor, be necessary or desirable in order to protect or preserve Lessor's title to the Aircraft.

5.2    Use and Operation. Lessee shall operate the Aircraft in accordance with the provisions of Part 91 of the FAR and shall not operate the Aircraft in commercial service, as a common carrier, or otherwise for compensation or hire except to the extent permitted under Sections 91.321 and 91.501 of the FAR, if applicable. Lessee shall be solely and exclusively responsible for the use, operation and control of the Aircraft at all times during which the Aircraft is in Lessee's possession during the Term. Lessee agrees not to operate or locate the Airframe or any Engine, or permit the Airframe or any Engine to be operated or located, in any area excluded from coverage by any insurance policy in effect or required to be maintained hereunder with respect to the Airframe or Engines, or in any war zone. Lessee agrees not to operate the Airframe or any Engine or permit the Airframe or any Engine to be operated during the Term except in operations for which Lessee is duly authorized, or to use or permit the Aircraft to be used for a purpose for which the Aircraft is not designed or reasonably suitable. Lessee will not permit the Airframe or any Engine to be maintained, used or operated during the Term in violation of any Applicable Law, or contrary to any manufacturer's operating manuals or instructions. Lessee shall not knowingly permit the Aircraft to be used for the carriage of any persons or property prohibited by Applicable Law, nor shall Lessee permit the Aircraft to be used during the existence of any known defect except in accordance with the FAR. Lessee may carry on the Aircraft on all flights under this Agreement such passengers, baggage, and cargo as Lessee in its sole but reasonable discretion shall determine; provided, however, that the number of passengers on any flight shall in no event exceed the number of seats legally available in the Aircraft, and the total load carried on any flight, including passengers, crew, baggage, and fuel and oil in such quantities as the Pilot in Command shall determine to be required, shall not exceed the legally permissible maximum load for the Aircraft. Lessee will abide by and conform to, be responsible for causing and cause others to abide by and conform to, all Applicable Laws now existing or hereafter enacted, that control or in any way affect the operation, use, maintenance, or occupancy of the Aircraft, or the use of any airport by the Aircraft.

5.3    Aircraft Leased without Services. The Aircraft is leased by Lessor to Lessee hereunder without any additional services of any kind, and Lessee, in coordination with the Other Non-Exclusive Lessee(s) pursuant to Section 2.4 hereof, shall obtain or supply all services and supplies necessary to the operation, maintenance, and storage of the Aircraft. Without limiting the generality of the foregoing, Lessee, in coordination with the Other Non-Exclusive Lessee(s) pursuant to Section 2.4 hereof, and at no cost or expense to Lessor, shall:

5.3.1    obtain all fuel, oil, lubricants, and other services and supplies required for Lessee's operations of the Aircraft;

5.3.2    pay the fixed hourly cost of any maintenance service plans that may be in effect with respect to the Aircraft that become due and payable as a result of Lessee's operations of the Aircraft;

5.3.3    maintain the Aircraft, or cause the Aircraft to be maintained, in a good and airworthy operating condition and in compliance with all applicable FAR and the Aircraft Operating Manual;

5.3.4    ensure that all mechanics assigned to the maintenance of the Aircraft are competent with respect to the type of aircraft, and fully familiar with applicable maintenance and preventative repair programs for the Aircraft's specific type;

5.3.5    store the Aircraft when not in use in an appropriate and adequate indoor facility at the Operating Base;

5.3.6    obtain the services of pilots for all of Lessee's operations of the Aircraft;

5.3.7    ensure that all pilots serving on any flight conducted by Lessee possess current and valid Airline Transport Pilot and First Class Medical Certificates issued by the FAA, and are fully competent, trained, experienced, and qualified in accordance with Applicable Law and all insurance policies covering the Aircraft;

5.3.8    maintain and preserve, or cause to be maintained and preserved, in the English language, all Aircraft Documents in a complete, accurate, and up-to-date manner; and

5.3.9    maintain, or cause to be maintained, all insurance required by Section 8 of this Agreement.

5.4    Operational Control.
5.4.1    Lessee's Flights. Lessee shall exercise Operational Control of the Aircraft during all flight operations conducted by Lessee. Further, at all times while the Aircraft is in the possession of Lessee, Lessee shall have exclusive possession, command, and control of the Aircraft, and the pilots of any flight by Lessee shall be under the exclusive command of Lessee. The parties acknowledge and agree that no Other Non-Exclusive Lessee shall have any right or obligation to exercise Operational Control of the Aircraft in connection with any flight conducted by Lessee.

5.4.2    Other Non-Exclusive Lessee's Flights. Other Non-Exclusive Lessee shall exercise Operational Control of the Aircraft during all flight operations conducted by such Other Non-Exclusive Lessee. Further, at all times while the Aircraft is in the possession of any Other Non-Exclusive Lessee, such Other Non-Exclusive Lessee shall have exclusive possession, command, and control of the Aircraft, and the pilots of any such flight by such Other Non-Exclusive Lessee shall be under the exclusive command of such Other Non-Exclusive Lessee. The parties acknowledge and agree that Lessee shall have no right or obligation to exercise Operational Control of the Aircraft in connection with any flight conducted by any Other Non-Exclusive Lessee.

5.5    Authority of Pilot in Command. Notwithstanding that Lessee shall have operational control of the Aircraft during any flight conducted by Lessee, the parties acknowledge that pursuant to Section 91.3 of the FAR, the Pilot in Command of such flight is responsible for, and is obligated and entitled to exercise final authority over, the safe operation of the flight, and the parties agree that the Pilot in Command may, in the exercise of such authority, refuse to commence such flight, terminate such flight, or take any other flight-related action that, in the judgment of the Pilot in Command, is required to ensure the safety of the Aircraft, the flight crew, the passengers, and any other persons and/or property.

5.6    Right to Inspect. Lessor and/or Lessor's agents shall have the right to inspect the Aircraft or the Aircraft Documents at any reasonable time, upon giving Lessee reasonable notice, to ascertain the condition of the Aircraft and to satisfy Lessor that the Aircraft is being properly repaired and maintained in accordance with the requirements of this Agreement. All required repairs shall be performed as soon as practicable after such inspection.

5.7    Modification of Aircraft. Lessee shall not make or permit to be made any modification, alteration, improvement, or addition to the Aircraft without the express written consent of Lessor, except for those modifications, alterations, improvements, or additions that are necessary to comply with any applicable Airworthiness Directive or mandatory manufacturer's service bulletin. Any modifications, alterations, improvements, or additions to the Aircraft shall be accomplished at the sole cost and expense of Lessee and the Other Non-Exclusive Lessee(s), and shall be the property of Lessor.

5.8    Fines, Penalties, and Forfeitures. Lessee shall be solely responsible for any fines, penalties, or forfeitures relating in any manner to the operation, maintenance, or use of the Aircraft by Lessee under this Agreement.

SECTION 6. RETURN OF AIRCRAFT

6.1    Return. On the last day of the Term or the date of earlier termination hereof, Lessee shall return the Aircraft to Lessor by delivering the same at Lessee's expense to Lessor at the Operating Base or such other location within the 48 contiguous United States as Lessor may designate, fully equipped with all Engines and Parts installed thereon.

6.2    Condition of Aircraft. The Aircraft, at the time of its return to Lessor, shall have, and be in compliance with, a current valid certificate of airworthiness issued by the FAA, and shall be airworthy according to manufacturer's specifications and FAA regulations, shall have been maintained and repaired in accordance with the provisions of this Agreement, and shall be in the same condition as it was in on the Effective Date of this Agreement, ordinary wear and tear excepted.

6.3    Aircraft Documents. Lessee shall return or cause to be returned to Lessor, at the time the Aircraft is returned to Lessor, all of the Aircraft Documents, updated and maintained by Lessee through the date of return of the Aircraft.

SECTION 7. LIENS

7.1    Lessee Liens. Lessee shall ensure that no Liens are created or placed against the Aircraft by Lessee or third-parties as a result of Lessee's actions. Lessee shall notify Lessor promptly upon learning of any Liens not permitted by these terms. Lessee shall, at its own cost and expense, take all such actions as may be necessary to discharge and satisfy in full any such Lien promptly after the same becomes known to it.

SECTION 8. INSURANCE

8.1    Liability. Lessee, in coordination with the Other Non-Exclusive Lessee(s) pursuant to Section 2.4 hereof, and at no cost or expense to Lessor, shall maintain, or cause to be maintained, bodily injury and property damage, liability insurance in an amount no less than Three Hundred Million United States Dollars (US$300,000,000.00) Combined Single Limit. Said policy shall be an occurrence policy naming Lessee, Lessor, and the Other Non-Exclusive Lessee(s) as Named Insureds.

8.2    Hull. Lessee, in coordination with the Other Non-Exclusive Lessee(s) pursuant to Section 2.4 hereof, and at no cost or expense to Lessor, shall maintain, or cause to be maintained, all risks aircraft hull insurance in the amount of no less than Eight Million United States Dollars (US$8,000,000.00), and such insurance shall name Lessor and any first lien mortgage holder as loss payees as their interests may appear.

8.3    Insurance Certificates. Lessee will provide Lessor with a Certificate of Insurance upon execution of this Agreement and at any time thereafter as Lessor may reasonably request.

8.4    Conditions of Insurance. Each insurance policy required under this Section 8 shall insure the interests of Lessor regardless of any breach or violation by Lessee or any Other Non-Exclusive Lessee(s) of any warranties, declarations or conditions contained in such policies. Each such policy shall be primary without any right of contribution from any insurance maintained by Lessor. Each such policy shall insure Lessee's contractual liability to Lessor contained in this Agreement (with a Breach of Warranty endorsement). The geographic limits, if any, contained in each and every such policy of insurance shall include at the minimum all territories over which Lessee and each Other Non-Exclusive Lessee will operate the Aircraft for which the insurance is placed. Each policy shall contain an agreement by the insurer that notwithstanding the lapse of any such policy for any reason or any right of cancellation by the insurer or Lessee, whether voluntary or involuntary, such policy shall continue in force for the benefit of Lessor, and the Other Non-Exclusive Lessee(s) for at least thirty (30) days (or such lesser time as may be permitted in the case of War Risk Insurance, if such War Risk Insurance so requires) after written notice of such lapse or cancellation shall have been given to Lessor and each Other Non-Exclusive Lessee. Each policy shall contain an agreement by the insurer to provide Lessor and each Other Non-Exclusive Lessee with thirty (30) days' advance written notice of any deletion, cancellation or material change in coverage.

8.5    Insurance Companies. Each insurance policy required under this Section 8 shall be issued by a company or companies who are qualified to do business in the United States and who (i) will submit to the jurisdiction of any competent state or federal court in the United States with regard to any dispute arising out of the policy of insurance or concerning the parties herein; and (ii) will respond to any claim or judgment against Lessor in any competent state or federal court in the United States or its territories.

SECTION 9. DEFAULTS AND REMEDIES

9.1    Upon the occurrence of any failure of Lessee to duly observe or perform any of its obligations hereunder, and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare in writing to the Lessee that this Agreement is in default; and at any time thereafter, so long as Lessee shall not have remedied the outstanding default, Lessor may cancel, terminate, or rescind this Agreement.

SECTION 10. NOTICES

10.1    All communications, declarations, demands, consents, directions, approvals, instructions, requests and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given or made when delivered personally or transmitted electronically by e-mail receipt acknowledged, or in the case of documented overnight delivery service or registered or certified mail, return receipt requested, delivery charge or postage prepaid, on the date shown on the receipt therefor, in each case at the address set forth below:

    If to Lessor:        VT Aviation Leasing LLC
                c/o Fontainebleau Aviation
                14200 NW 42nd Avenue
                Opa-locka, FL 33054
                Attn: Chief Financial Officer

    With a copy to:    GKG Law, P.C.
                1055 Thomas Jefferson Street, N.W.
                Suite 500
                Washington, D.C. 20007
                Attn:    Keith G. Swirsky, Esq.
                Email: kswirsky@gkglaw.com

    If to Lessee:        Douglas Elliman Inc.
                4400 Biscayne Blvd.

                Miami, FL 33137
                Attn: Marc N. Bell, Esq.
                Email: mbell@vectorgroupltd.com

SECTION 11. EVENT OF LOSS AND INDEMNIFICATION

11.1    Notification of Event of Loss. In the event any damage to or destruction of, the Aircraft shall occur, or in the event of any whole or partial loss of the Aircraft, including, without limitation, any loss resulting from the theft, condemnation, confiscation or seizure of, or requisition of title to or use of, the Aircraft by private persons or by any governmental or purported governmental authority, Lessee shall immediately:

11.1.1report the event of loss to Lessor, the insurance company or companies, and to any and all applicable governmental agencies; and

11.1.2    furnish such information and execute such documents as may be required and necessary to collect the proceeds from any insurance policies.

11.2    Repair or Termination. In the event the Aircraft is partially destroyed or damaged, Lessor shall have the option, in its sole discretion, to either (i) fully repair the Aircraft in order that it shall be placed in at least as good condition as it was prior to such partial destruction or damage; or (ii) terminate this Agreement. Within five (5) days after the date of such partial destruction or damage, Lessor shall give written notice to Lessee specifying whether Lessor has elected to fully repair the Aircraft or to terminate this Agreement, which termination shall be effective immediately upon such written notice from Lessor to Lessee setting forth Lessor's election to so terminate this Agreement.

11.3    Indemnification. Lessee hereby releases, and shall defend, indemnify and hold harmless Lessor and Lessor's shareholders, members, directors, officers, managers, employees, successors and assigns, from and against, any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, civil and criminal legal proceedings, penalties, fines, and other sanctions, and any attorneys' fees and other reasonable costs and expenses, directly or indirectly arising from this Agreement, and/or Lessee's operation, maintenance, storage, or other use of the Aircraft.

SECTION 12. MISCELLANEOUS

12.1    Entire Agreement. This Agreement, and all terms, conditions, warranties, and representations herein, are for the sole and exclusive benefit of the signatories hereto. This Agreement constitutes the entire agreement of the parties as of its Effective Date and supersedes all prior or independent, oral or written agreements, understandings, statements, representations, commitments, promises, and warranties made with respect to the subject matter of this Agreement.

12.2    Other Transactions. Except as specifically provided in this Agreement, none of the provisions of this Agreement, nor any oral or written statements, representations, commitments, promises, or warranties made with respect to the subject matter of this Agreement shall be construed or relied upon by any party as the basis of, consideration for, or inducement to engage in, any separate agreement, transaction or commitment for any purpose whatsoever.

12.3    Prohibited and Unenforceable Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by Applicable Law, each of Lessor and Lessee hereby waives any provision of Applicable Law which renders any provision hereof prohibited or unenforceable in any respect.

12.4    Enforcement. This Agreement, including all agreements, covenants, representations and warranties, shall be binding upon and inure to the benefit of, and may be enforced by Lessor, Lessee, and each of their agents, servants and personal representatives.

12.5    Headings. The section and subsection headings in this Agreement are for convenience of reference only and shall not modify, define, expand, or limit any of the terms or provisions hereof.

12.6    Counterparts. This Agreement may be executed by the parties hereto in two (2) separate counterparts, each of which when so executed and delivered shall be an original, and both of which shall together constitute but one and the same instrument.

12.7    Amendments. No term or provision of this Agreement may be amended, changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by Lessor and Lessee.

12.8    No Waiver. No delay or omission in the exercise or enforcement or any right or remedy hereunder by either party shall be construed as a waiver of such right or remedy. All remedies, rights, undertakings, obligations, and agreements contained herein shall be cumulative and not mutually exclusive, and in addition to all other rights and remedies which either party possesses at law or in equity.

12.9    No Assignments. Neither party may assign its rights or obligations under this Agreement without the prior written permission of the other.

12.10    Governing Law. This Agreement has been negotiated and delivered in the State of Florida and shall in all respects be governed by, and construed in accordance with, the laws of the State of Florida, including all matters of construction, validity and performance, without giving effect to its conflict of laws provisions.

12.11    Jurisdiction and Venue. Exclusive jurisdiction and venue over any and all disputes between the parties arising under this Agreement shall be in, and for such purpose each party hereby submits to the jurisdiction of, the state and federal courts serving the State of Florida.

SECTION 13. TRUTH IN LEASING

13.1    TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 OF THE FAR's.

WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED IN ACCORDANCE WITH THE PROVISIONS OF THE FAR 91.409(f).

LESSEE CERTIFIES THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED BY LESSEE IN ACCORDANCE WITH THE PROVISIONS OF THE FAR 91.409(f).

LESSEE ACKNOWLEDGES THAT WHEN IT OPERATES THE AIRCRAFT UNDER THIS AGREEMENT, IT SHALL BE KNOWN AS, CONSIDERED, AND IN FACT WILL BE THE OPERATOR OF SUCH AIRCRAFT. EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES, SET FORTH HEREIN, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE.

THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.

* * * Signature Page Follows * * *

    IN WITNESS WHEREOF, the Lessor and the Lessee have each caused this Aircraft Lease Agreement to be duly executed as of the Effective Date.

LESSOR:

VT Aviation Leasing LLC

                    By:    _/s/ J. Bryant Kirkland III
                    Print:     J. Bryant Kirkland III
                    Title:     Manager

                    LESSEE:

                     Douglas Elliman Inc.

                    By:    /s/ Richard J. Lampen
                    Print:     Richard J. Lampen
Title:     Executive Vice President and Chief Operating Officer

AIRCRAFT LEASE AGREEMENT

Schedule A

Hourly Rent: $___________________________ per Flight Hour

1

AIRCRAFT LEASE AGREEMENT

Schedule B

Form of Invoice

{Lessor Letterhead}

Date: __________________

Bill to:        ________________________________
        ________________________________
        ________________________________
        ________________________________

    RE:        Aircraft Lease Agreement Invoice of Rent Due

Rent due for period ______________, 20___ to ______________, 20___:

            Flight Hours:        _______________
    x        Hourly Rent:        $______________
            Total Rent Due:        $______________
    +        Sales Tax Due:        $______________
            Total Due:        $______________

    Date Due:        _______________

[Payment Option 1: Check]

        Make Checks Payable to:
        ________________________________
        ________________________________
        ________________________________
        ________________________________

[Payment Option 2: Wire]

        Wire Payment to:
        ________________________________
        ________________________________
        ________________________________
        ________________________________

2

AIRCRAFT LEASE AGREEMENT

Schedule C

    FSDO Notification Letter

Date: _________________

Via Facsimile
Fax: __________________

Federal Aviation Administration
__________________________
__________________________
__________________________

RE:     FAR Section 91.23 FSDO Notification
First Flight Under Lease of Learjet Inc. 60 Aircraft
s/n 349, Registration N62VG

To whom it may concern:

Pursuant to the requirements of Federal Aviation Regulation Section 91.23(c)(3), please accept this letter as notification that the undersigned, will acquire and take delivery of a leasehold interest in the above referenced aircraft on the ___ day of December, 2021, and that the first flight of the aircraft under the lease will depart from _______________________________ Airport on the _____ day of _____________________, 20______, at approximately ______ (am / pm) local time.

Sincerely,

                            Douglas Elliman Inc.

By:    _______________________
Print:    _______________________
Title:     _________________________

3